UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported: May 6, 2004


                            OrderPro Logistics, Inc.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


        0-30857                                          86-0982348
(Commission File Number)                    (I.R.S. Employer Identification No.)


7400 North Oracle Road, Suite 372, Tucson AZ                85704
 (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (520) 575-5745


              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Richard L. Windorski has resigned as Chief Executive Officer of the Company. He has moved on to pursue other interests; however, he has agreed to remain as a senior advisor and consultant. The main focus for his consulting position will be as a liaison with OrderPro and its European Business Unit, and continued domestic market development. His successor is Jeffrey M. Smuda, formerly Chief Operations Officer of the Company.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Richard L. Windorski has resigned as Chairman and member of the Board of Directors. He has moved on to pursue other interests; however, he has agreed to remain as a senior advisor and consultant. The main focus for his consulting position will be as a liaison with OrderPro and its European Business Unit, and continued domestic market development. Jeffrey M. Smuda has replaced Mr. Windorski on the Board.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               OrderPro Logistics, Inc.
                                  (Registrant)

Date: May 17, 2004


/s/ Jeffrey M. Smuda
-----------------------------------
Jeffrey M. Smuda, Director, CEO


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